Consent of Independent Registered Public Accounting Firm
The Board of Directors of Nationwide Life Insurance Company and
Contract Owners of Nationwide Variable Account-4:
We consent to the use of our report dated March 27, 2020, with respect to the financial statements of the sub-accounts that comprise the Nationwide Variable Account-4, and the related notes (collectively, the financial statements), included herein and to the reference to our firm as experts under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, as part of the Pre-Effective Amendment to the Form N-4 Registration Statement (File No. 333-240010) of Nationwide Variable Account-4.
/s/ KPMG LLP
Columbus, Ohio
September 30, 2020

Consent of Independent Registered Public Accounting Firm
Audit Committee of the Board of Directors
Nationwide Life Insurance Company:
We consent to the use of our report on the statutory financial statements and financial statement schedules of Nationwide Life Insurance Company (the Company), dated March 20, 2020, included herein. We also consent to the reference to our firm as experts under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, as part of the Pre-Effective Amendment to the Form N-4 Registration Statement (File No. 333-240010).
Our report relating to the Company’s statutory financial statements, dated March 20, 2020, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Ohio Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices prescribed or permitted by the Ohio Department of Insurance.
/s/ KPMG LLP
Columbus, Ohio
September 30, 2020